Exhibit (32)
Certifications pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The McGraw-Hill Companies, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K of the Company for the year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 23, 2011	/s/ Harold W. McGraw III
Harold W. McGraw III
Chairman, President and Chief Executive Officer

Dated: February 23, 2011	/s/ Jack F. Callahan, Jr.
Jack F. Callahan, Jr.
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request